EXHIBIT 99.1

PNM Resources Reports Lower 2nd Quarter Ongoing Earnings
EnergyCo and NRG Energy to expand Houston-area power plant
Company lowers 2007 ongoing EPS guidance

2007 SECOND QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) earnings of $0.26 per diluted share, up from $0.23 per diluted share in 2006
•	Favorable IRS decision improves GAAP earnings
•	Ongoing earnings of $0.13 per diluted share, including mark-to-market impacts, compared with $0.25 per diluted share in 2006
•	Increased coal costs and lower Four Corners production impact earnings
•	Cooler weather impacts all operating units
•	Lower First Choice Power earnings

(ALBUQUERQUE, N.M.)– PNM Resources (NYSE: PNM) today reported second quarter 2007 unaudited consolidated ongoing earnings of $0.13 per diluted share, compared with $0.25 for the same period in 2006. The company also reported second quarter 2007 unaudited consolidated GAAP earnings of $0.26 per diluted share, compared with $0.23 for the quarter in 2006.

Ongoing earnings exclude non-recurring gains and charges. A reconciliation of ongoing earnings to GAAP earnings is provided on Schedule 1. All reported results are unaudited.

“This has been a challenging and disappointing quarter and year for us so far,” said Jeff Sterba, PNM Resources president, chairman and CEO. “For example, while we had improved performance at the Palo Verde Nuclear Generating Station, the plant still is not operating at expected and acceptable levels. And its improvement was offset by other outages, particularly at the Four Corners Plant.

“In light of our performance year-to-date, we have developed action plans to improve our operations and streamline our cost structure even more,” he said.  “Top priorities include strengthening our core utilities to increase their ability to earn their cost of capital, and maximizing the potential within our competitive businesses to produce sustainable growth for shareholders.”

SECOND QUARTER CONSOLIDATED PERFORMANCE SUMMARY

PNM Resources reported ongoing earnings of $10.2 million, or $0.13 per diluted share. Ongoing earnings include net mark-to-market losses of $13.3 million, or $0.10 per diluted share. GAAP earnings were $20.2 million, or $0.26 per diluted share, compared with $16.0 million, or $0.23 per diluted share, in 2006. A favorable decision by the Internal Revenue Service increased GAAP earnings by $16.0 million. GAAP earnings also include non-recurring items related to the contribution of Twin Oaks Power to EnergyCo and the formation of EnergyCo.

The impacts of solid performance at the PNM San Juan Generating Station and improved performance at the Palo Verde Nuclear Generating Station were offset by outages at Four Corners. In addition, higher coal costs increased expenses by $4.2 million, or $0.03 per diluted share.

Considerably cooler weather impacted all operating units. PNM’s service territory experienced a 31.4 percent drop in cooling-degree days and TNMP’s system had a 20.4 percent decrease, comparing 2007 with 2006.

YEAR-TO-DATE CONSOLIDATED PERFORMANCE SUMMARY

For the six months ended June 30, 2007, ongoing earnings totaled $40.6 million, or $0.52 per diluted share.  Ongoing earnings include net mark-to-market losses of $11.4 million, or $0.09 per diluted share, most of which will reverse by year-end. However, higher energy costs are expected because of fixed-price hedged positions. For the same period in 2006, the company reported ongoing earnings of $43.7 million, or $0.63 per diluted share.

GAAP earnings for the first six months of 2007 totaled $49.9 million, or $0.64 per diluted share. For the first six months of 2006, GAAP earnings were $42.0 million, or $0.61 per diluted share.

While Palo Verde’s performance improved significantly over 2006 with the first half of the year having an equivalent availability factor, or EAF, of 82.2 percent, performance was below the company’s expectations of at least 85 percent. For the same period last year, Palo Verde had a 59.2 percent EAF. For the period, San Juan’s performance remained consistent and Four Corners’ EAF dropped to 66.9 percent, compared with 92.4 percent in 2006.

A 13.1 percent increase in the average number of common shares outstanding lowered earnings per share by $0.07.

SECOND QUARTER SEGMENT REPORTING

Regulated Operations
PNM – a vertically integrated electric and natural gas utility in New Mexico with distribution, transmission and generation assets.

Electric:

Beginning on Jan. 1, 2007, the PNM Electric segment includes the territory in southern New Mexico formerly served by TNMP.

•
PNM Electric reported earnings of $0.07 per diluted share, compared with $0.10 per diluted share in 2006. Earnings decreased $1.3 million to $5.4 million and gross margin increased $7.1 million to $101.6 million.

•
A modest increase in load growth of 1.2 percent, the addition of TNMP-New Mexico operations and better Palo Verde performance contributed to earnings. Those increases were offset by reduced performance at Four Corners and a $3.6 million increase in coal costs.

Gas:

•
PNM Gas reported losses of $0.04 per diluted share, compared with losses of $0.07 per diluted share in 2006. Losses were $3.2 million in 2007 compared with losses of $4.7 million in 2006. Gross margin increased $3.3 million to $30.1 million.

•	Colder weather and customer growth of 2.1 percent decreased losses compared with 2006.

TNMP– a transmission and distribution company in Texas.
Beginning in 2007, the TNMP Electric segment consists only of transmission and distribution operations located in Texas.

•
TNMP reported earnings of $0.05 per diluted share, compared with $0.04 per diluted share in 2006. Earnings increased $1.4 million to $4.2 million and gross margin decreased $2.5 million to $36.3 million.

•
Modest load growth and the collection of the competitive transition charge, which began in December 2006, were partially offset by a 20.4 percent decrease in cooling-degree days and the transfer of the southern New Mexico operations to PNM, which significantly reduced revenue and sales volumes by 29.2 percent and 17.0 percent, respectively.

Unregulated Operations

Wholesale– a business segment consisting of the generation and sale of electricity into wholesale markets.

•	Wholesale reported earnings of $0.02 per diluted share, compared with $0.08 per diluted share in 2006. Gross margin decreased $11.1 million to $32.0 million.

•	Improved performance at Palo Verde increased earnings by $8.8 million, which was more than offset by poor Four Corners performance and mark-to-market changes totaling $13.3 million.

First Choice Power– a competitive retail electric provider in Texas.

•
First Choice Power reported earnings of $0.08 per diluted share, compared with $0.19 per diluted share in 2006. Earnings decreased to $6.4 million from $13.3 million and gross margin decreased to $24.2 million from $36.8 million.

•	An 8.4 percent increase in customer growth was more than offset by higher purchase power costs, a change in customer mix and cooler temperatures, which resulted in lower sales volumes.

Corporate/Other– a business segment that reflects costs at the holding company, PNM Resources. The segment includes Avistar and PNMR Services Company, which provides corporate services to PNM Resources and its subsidiaries.

•
Ongoing losses were $0.07 per diluted share in 2007, improving from a loss of $0.09 per diluted share in 2006. GAAP earnings were $0.06 per diluted share, improving from a loss of $0.12 per diluted share in 2006. The favorable IRS decision improved earnings.

EnergyCo – a business segment that is comprised of the joint venture between PNM Resources and a subsidiary of Cascade Investment, L.L.C.

•	EnergyCo contributed $2.3 million, or $0.02 per diluted share, to consolidated ongoing earnings.

EARNINGS GUIDANCE LOWERED

The company today lowered its 2007 ongoing earnings guidance and now estimates that earnings for the year ending Dec. 31, 2007, will be in the range of  $1.30 to $1.40 per diluted share. The previous estimate range was $1.80 to $2.00 per diluted share. The main drivers leading to the company’s revised earnings guidance include:
•	Year-to-date and projected reduced performance at base load plants
•	Higher energy costs
•	Increased coal costs at San Juan and Four Corners
•	Lost sales and increased power purchases as a result of the Afton Generating Station start-up delay to mid August
•	The lower-than-requested amount allowed in PNM’s gas rate case, which was ordered by the New Mexico Public Regulation Commission on June 29, 2007.

ENERGYCO ACTIVITY

•
EnergyCo and NRG Energy to Expand Houston-Area Power Plant – PNM Resources also announced today that EnergyCo has agreed with NRG Energy, Inc. (NYSE: NRG) to jointly develop a 550-megawatt, combined-cycle natural gas unit at the existing NRG Cedar Bayou Generating Station near Houston.

The project will be located adjacent to the existing three gas-fired units at NRG’s Cedar Bayou facility and will be owned equally by EnergyCo and NRG. Cedar Bayou 4, which has estimated construction costs of $390 million, will benefit from existing infrastructure and, based on an estimated average net output of 550 megawatts, development costs are estimated to be less than $710 per kilowatt. The unit is expected to be commercially available in the summer of 2009.

Once Cedar Bayou Unit 4 goes online, approximately 275 megawatts will be available to EnergyCo’s Marketing and Trading division.  When the project is completed, EnergyCo venture will have a generation portfolio of nearly 1,200 megawatts.

•	Houston Plant Acquisition Completed– EnergyCo has completed the acquisition of the CoGen Lyondell Power Generation Facility, now named Altura Cogen, LLC. The acquisition closed on Aug. 1.

EnergyCo purchased Altura Cogen, a 614-megawatt natural gas-fired cogeneration plant within the high-demand Houston Zone, from Dynegy for approximately $467.5 million.

The purchase of Altura Cogen, combined with the ownership of the 305-megawatt, coal-fired Twin Oaks Power facility, brings EnergyCo’s current generation portfolio to nearly 920 megawatts.

“EnergyCo is pursuing selective opportunities to provide long-term value for both PNM Resources and Cascade,” said Sterba, who also serves as chairman of the EnergyCo board of directors. “Cedar Bayou and Altura Cogen are examples of strategic assets situated in a premium ERCOT location. They also underscore our near-term strategy of building a strong, environmentally responsible ERCOT generation asset base.”

SECOND QUARTER EARNINGS CALL

PNM Resources will conduct its second quarter 2007 earnings conference call on Friday, Aug. 3, at 9 a.m. Eastern.

Analysts in the United States call:	(800) 901-5226
Analysts outside the United States call:	(617) 786-4513
Pass code:	51730127

Participating analysts should dial in after 8:45 a.m. Eastern. The call will be broadcast live and the presentation available at www.PNMResources.com. A transcript of the call also will be on the Web site as soon as possible. A replay will be available through Aug. 10, 2007:

Analysts in the United States call:	(888) 286-8010
Analysts outside the United States call:	(617) 801-6888
Pass code:	60213359

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2006 consolidated operating revenues of $2.5 billion. Through its utility and energy subsidiaries, PNM Resources serves electricity to approximately 835,000 homes and businesses in New Mexico and Texas and natural gas to nearly 490,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an unregulated energy technology company. With generation resources of more than 2,465 megawatts, PNM Resources and its subsidiaries market power throughout the Southwest, Texas and the West. In addition, the joint venture in which the company has a 50-percent ownership owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements. The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward looking statements. These factors include the risk that EnergyCo is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou Generating Station and implementation of the acquisition of the Lyondell facility, or that the contribution of assets to EnergyCo by the Company may not be implemented as expected, the potential unavailability of cash from the Company’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, conditions affecting the Company’s or EnergyCo’s ability to access the financial markets, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and EnergyCo generating units, and transmission systems, the ability to secure long-term power sales, the risk that the Company and its subsidiaries and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at the SJGS, the expansion of the Afton Generating Station, and the EnergyCo Cedar Bayou Generating Station, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s current and future Current Reports on Form 8-K, filed with the SEC.

PNM Resources
Schedule 1:
Second Quarter 2007 Reconciliation of Ongoing Earnings to GAAP Earnings
All ongoing-to-GAAP adjustments are included in the Corporate/Other segment

Second Quarter
	Quarter Ended June 30,
	2007		2006
	Earnings	Diluted	Earnings	Diluted
	(in 000's)	EPS	(in 000's)	EPS
Net Earnings Available to Common Shareholders	$20,240	$0.26	$15,983	$0.23

Adjustments for Acquisition and Other
Non-Recurring Charges (net of income tax effects):
Favorable IRS Decision	(16,038)	(0.20)	--	--
Acquisition Integration Costs	--	--	1,140	0.02
Twin Oaks III Impairment	2,042	0.02	--	--
Loss on Contribution of Altura (Twin Oaks)	2,197	0.03	--	--
JV Formation Costs	1,801	0.02	--	--
Total Adjustments	(9,998)	(0.13)	1,140	0.02

Net Ongoing Earnings Available to Common Shareholders	$10,242	$0.13	$17,123	$0.25

Average Diluted Shares	78,793		69,433

Year-to-Date
	Year-to-Date June 30,
	2007		2006
	Earnings	Diluted	Earnings	Diluted
	(in 000's)	EPS	(in 000's)	EPS
Net Earnings Available to Common Shareholders	$49,906	0.64	$41,984	$0.61

Adjustments for Acquisition and Other
Non-Recurring Charges (net of income tax effects):
Favorable IRS Decision	(16,038)	(0.20)	--	--
Acquisition Integration Costs	--	--	1,709	0.02
Twin Oaks III Impairment	2,042	0.02	--	--
Loss on Contribution of Altura (Twin Oaks)	2,197	0.03	--	--
JV Formation Costs	2,543	0.03	--	--
Total Adjustments	(9,256)	(0.12)	1,709	0.02

Net Ongoing Earnings Available to Common Shareholders	$40,650	$0.52	$43,693	$0.63

Average Diluted Shares	78,446		69,349

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands, except per share information)
Operating Revenues:
Electric	$505,376	$477,603	$942,183	$925,819
Gas	75,141	68,869	291,625	276,345
Other	164	197	374	306
Total operating revenues	580,681	546,669	1,234,182	1,202,470

Operating Expenses:
Cost of energy sold	356,533	306,500	735,053	732,472
Administrative and general	64,341	66,311	135,547	131,616
Energy production costs	52,256	44,038	100,080	81,949
Depreciation and amortization	39,695	37,953	80,137	72,283
Transmission and distribution costs	22,194	21,314	44,761	40,364
Taxes, other than income taxes	19,003	18,261	37,623	35,225
Total operating expenses	554,022	494,377	1,133,201	1,093,909
Operating income	26,659	52,292	100,981	108,561

Other Income and Deductions:
Interest income	7,041	8,916	17,829	19,067
Gains on investments held by NDT	2,957	1,158	2,917	2,054
Other income	1,890	764	4,013	3,035
Equity in net earnings of EnergyCo	2,272	-	1,610	-
Carrying charges on regulatory assets	-	2,004	-	3,977
Other deductions	(5,530)	(2,497)	(6,518)	(4,013)
Net other income and deductions	8,630	10,345	19,851	24,120

Interest Charges:
Interest on long-term debt	18,734	24,267	42,743	46,798
Other interest charges	11,158	12,231	24,996	18,263
Total interest charges	29,892	36,498	67,739	65,061

Earnings before Income Taxes	5,397	26,139	53,093	67,620

Income Taxes (Benefit)	(14,975)	10,024	2,923	25,372

Preferred Stock Dividend Requirements of
Subsidiary	132	132	264	264

Net Earnings	$20,240	$15,983	$49,906	$41,984

Net Earnings per Common Share:
Basic	$0.26	$0.23	$0.65	$0.61
Diluted	$0.26	$0.23	$0.64	$0.61
Dividends Declared per Common Share	$0.23	$0.22	$0.46	$0.44

        PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Electric revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Variance		2007	2006	Variance
	(In millions, except customers)				(In millions, except customers)
Residential	$58.4	$52.0	$6.4	12.3%	$126.2	$107.4	$18.8	17.6%
Commercial	73.1	65.6	7.5	11.5	137.8	122.7	15.1	12.4
Industrial	25.8	15.6	10.2	65.4	49.2	30.3	18.9	62.3
Transmission	8.0	7.2	0.8	11.6	16.9	14.2	2.7	18.6
Other	5.8	5.9	(0.1)	(3.2)	11.2	10.5	0.7	4.9
	$171.1	$146.3	$24.8	17.0%	$341.3	$285.1	$56.2	19.7%

Average customers (thousands)	488.1	428.6	59.5	13.9%	487.6	427.3	60.3	14.1%

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Variance		2007	2006	Variance
	(Gigawatt hours)				(Gigawatt hours)
Residential	704.9	647.4	57.5	8.9%	1,525.6	1,335.9	189.7	14.2%
Commercial	992.6	929.2	63.4	6.8	1,869.5	1,732.9	136.6	7.9
Industrial	494.2	332.6	161.6	48.6	964.5	646.6	317.9	49.2
Other	63.4	71.6	(8.2)	(11.4)	119.8	126.4	(6.6)	(5.3)
	2,255.1	1,980.8	274.3	13.9%	4,479.4	3,841.8	637.6	16.6%

        PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006(1)	Variance		2007	2006(1)	Variance
	(In millions, except customers)				(In millions, except customers)
Residential	$15.6	$20.7	$(5.1)	(24.3%)	$30.4	$39.9	$(9.5)	(23.9%)
Commercial	17.7	21.9	(4.2)	(18.9)	33.7	42.5	(8.8)	(20.7)
Industrial	1.8	9.3	(7.5)	(80.9)	3.5	22.7	(19.2)	(84.4)
Other	8.4	9.6	(1.2)	(12.5)	16.9	19.0	(2.1)	(11.7)
	$43.5	$61.5	$(18.0)	(29.2%)	$84.5	$124.1	$(39.6)	(32.0%)

Average customers (thousands) (2)	225.3	272.2	(46.9)	(17.2%)	225.3	271.7	(46.4)	(17.1%)

(1)
The customer class revenues presented above for the three and six months ended June 30, 2006 have been reclassified from prior year presentation in order to be consistent with current year presentation, as a result of change in customer classifications.  Additionally, the average customer count presented above for the three and six months ended June 30, 2006 has been reclassified from prior year presentation in order to be consistent with the current year presentation for the ESI ID customer count methodology used by the ERCOT.

(2)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above for the three months ended June 30 include 130,762 and 145,549 customers of TNMP Electric, respectively; who have chosen First Choice as their REP.  The average customers reported above for the six months ended June 30, 2007 and 2006 include 133,235 and 147,782 customers of TNMP Electric, respectively; who have chosen First Choice as their REP.

 PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006(2)	Variance		2007	2006(2)	Variance
	(Gigawatt hours (1) )				(Gigawatt hours (1) )
Residential	579.9	710.4	(130.5)	(18.4%)	1,118.3	1,238.3	(120.0)	(9.7%)
Commercial	563.7	774.4	(210.7)	(27.2)	1,022.9	1,255.0	(232.1)	(18.5)
Industrial	473.9	462.0	11.9	2.6	881.2	1,018.1	(136.9)	(13.4)
Other	23.9	31.8	(7.9)	(24.4)	48.1	60.7	(12.6)	(20.7)
	1,641.4	1,978.6	(337.2)	(17.0%)	3,070.5	3,572.1	(501.6)	(14.0%)

(1)
The GWh sales reported above for the three months ended June 30, 2007 and 2006 include 487.3 and 635.1 GWhs used by customers of TNMP Electric respectively, who have chosen First Choice as their REP.  The GWh sales reported above for the six months ended June 30, 2007 and 2006 include 960.3 and 1,110.0 GWhs used by customers of TNMP Electric respectively, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

(2)
The customer class sales presented above for the three and six months ended June 30, 2006 have been reclassified from prior year presentation in order to be consistent with current year presentation, as a result of changes in customer classifications.

 PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Gas revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Variance		2007	2006	Variance
	(In millions, except customers)				(In millions, except customers)
Residential	$48.4	$38.5	$9.9	25.7%	$200.7	$180.2	$20.5	11.4%
Commercial	15.5	13.4	2.1	15.7	60.6	57.4	3.2	5.7
Industrial	0.4	1.5	(1.1)	(70.7)	1.0	2.3	(1.3)	(54.4)
Transportation(1)	3.4	2.8	0.6	19.2	8.4	7.5	0.9	12.0
Other	7.5	12.8	(5.3)	(41.1)	21.0	29.1	(8.1)	(28.4)
	$75.2	$69.0	$6.2	9.0%	$291.7	$276.5	$15.2	5.5%

Average customers (thousands)	490.5	480.5	10.0	2.1%	491.2	480.6	10.6	2.2%

The following table shows PNM Gas throughput by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Variance		2007	2006	Variance
	(Thousands of Decatherms)				(Thousands of Decatherms)
Residential	3,827	3,058	769	25.1%	17,771	15,020	2,751	18.3%
Commercial	1,515	1,391	124	8.9	6,149	5,557	592	10.7
Industrial	50	195	(145)	(74.4)	113	267	(154)	(57.7)
Transportation(1)	10,149	9,371	778	8.3	20,949	20,402	547	2.7
Other	500	1,501	(1,001)	(66.7)	1,826	3,067	(1,241)	(40.5)
	16,041	15,516	525	3.4%	46,808	44,313	2,495	5.6%

   PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows Wholesale revenues by class of sales transactions, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings.

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Variance		2007	2006	Variance
	(In millions)				(In millions)
Long-term sales	$77.5	$73.9	$3.6	4.8%	$153.0	$105.2	$47.8	45.5%
Short-term sales	116.6	80.6	36.0	44.7	175.6	228.8	(53.2)	(23.2)
	$194.1	$154.5	$39.6	25.6%	$328.6	$334.0	$(5.4)	(1.6%)

The following table shows Wholesale GWh sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Variance		2007	2006	Variance
	(Gigawatt hours)				(Gigawatt hours)
Long-term sales	1,184.4	1,102.4	82.0	7.4%	2,346.6	1,680.9	665.7	39.6%
Short-term sales	1,700.4	1,569.1	131.3	8.4	3,140.8	3,789.9	(649.1)	(17.1)
	2,884.8	2,671.5	213.3	8.0%	5,487.4	5,470.8	16.6	0.3%

 PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice electric operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and number of customers:

	Three Months EndedJune 30,				Six Months Ended June 30,
	2007	2006(1)	Variance		2007	2006(1)	Variance
	(In millions, except customers)				(In millions, except customers)
Residential	$88.4	$89.2	$(0.8)	(0.8%)	$174.0	$148.8	$25.2	16.9%
Mass-market	18.0	23.7	(5.7)	(24.3)	34.1	42.5	(8.4)	(19.8)
Mid-market	37.8	33.9	3.9	11.7	68.4	53.3	15.1	28.2
Mark-to-market(4)	1.7	3.8	(2.1)	(55.1)	(0.3)	5.5	(5.8)	(104.7)
Other	4.1	4.3	(0.2)	(5.8)	9.4	9.9	(0.5)	(4.1)
	$150.0	$154.9	$(4.9)	(3.1)	$285.6	$260.0	$25.6	9.8

Actual customers (thousands) (2,3)	249.5	230.1	19.4	8.4%	249.5	230.1	19.4	8.4%

(1)
The customer class revenues presented above for the three and six months ended June 30, 2006 have been reclassified from prior year presentation in order to be consistent with current year presentation, as a result of change in customer classifications.  Additionally, the customer counts presented above for the three and six months ended June 30, 2006 have been reclassified from prior year presentation in order to be consistent with the current year presentation for the ESI ID customer count methodology used by the ERCOT.

(2)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(3)
Due to the competitive nature of First Choice’s business, actual customer count at June 30 is presented in the table above as a more representative business indicator than the average customers that are show in the table for TNMP customers.  First Choice had 252,935 average customers and 226,829 average customers for the three months ended June 30, 2007 and 2006, respectively.  First Choice had 254,700 average customers and 223,677 average customers for the six months ended June 30, 2007 and 2006, respectively.  The 226,829 and 223,667 average customers for the three and six months ended June 30, 2006 have been reclassified from prior year presentation in order to be consistent with the current year presentation for the ESI ID customer count methodology used by the ERCOT.

(4)	Includes financial gas trading.

  PNM RESOURCES, INC. AND SUBSIDIARIES
      PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006(2)	Variance		2007	2006(2)	Variance
	(Gigawatt hours (1) )				(Gigawatt hours (1) )
Residential	638.0	636.7	1.3	0.2%	1,252.9	1,064.2	188.7	17.7%
Mass-market	110.8	160.6	(49.8)	(31.0)	210.7	281.6	(70.9)	(25.2)
Mid-market	329.7	308.4	21.3	6.9	589.6	486.1	103.5	21.3
Other	8.0	13.6	(5.6)	(41.6)	17.2	26.6	(9.4)	(35.3)
	1,086.5	1,119.3	(32.8)	(2.9%)	2,070.4	1,858.5	211.9	11.4%

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)
The customer class sales presented above for the three and six months ended June 30, 2006 have been reclassified from prior year presentation in order to be consistent with current year presentation, as a result of changes in customer classifications